Exhibit 99.2

 Click To Edit Master Title Style  10/19/2016  Third Quarter 2016Earnings Conference Call

 Important Cautionary Statement About Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy related credits, the impact of volatility of oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

Corporate Profile (as of September 30, 2016)

- $23.1 billion in Total Assets
- $16.1 billion in Total Loans
- $18.9 billion in Total Deposits
- Tangible Common Equity (TCE) 7.93%
- Nearly 200 banking locations and 266 ATMs across our footprint
- Approximately 3,800 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc.
- Earned top customer service marks with Greenwich Excellence Awards



10
PENSACOLA
PANAMA CITY
JACKSONVILLE

Hancock Holding Company

Third Quarter 2016 Highlights

(compared to second quarter 2016)

- Stable earnings
  - Revenue relatively stable
  - Noninterest expenses down $1.9 million
  - Loan loss provision of $19.0 million, compared to $17.2 million; includes impact of recent SNC exam; no significant impact from August 2016 flooding in south Louisiana
- Core pre-tax, pre-provision income of $86.0 million, up $0.8 million or 1%; (up $15.6 million, or 22%, year-over-year)
- Total loans up $35 million, or 1% linked-quarter annualized (LQA); includes a decrease of approximately $81 million in energy loan outstandings
- Energy loans comprise 8.7% of total loans, down from 9.2%
- Allowance for the energy portfolio totals $118.3 million, or 8.5% of energy loans
- Net interest margin of 3.20% down 5 basis points (bps); core net interest margin down 3 bps to 3.12%
- Tangible common equity (TCE) ratio up 12 bps to 7.93%
- Efficiency ratio** improved to 61.8%

($s in millions; except per share data)	3Q16	2Q16	3Q15
Net Income	$46.7	$46.9	$41.2
Earnings Per Share – diluted	$.59	$.59	$.52
Provision for loan losses	$19.0	$17.2	$10.1
Return on Assets (%)	0.80	0.82	0.76
Return on Tangible Common Equity (%)	10.58	11.04	9.60
Total Loans (period-end)	$16,071	$16,036	$14,763
Total Deposits (period-end)	$18,885	$18,817	$17,440
Net Interest Margin (%)	3.20	3.25	3.28
Net Interest Margin (%) (core)	3.12	3.15	3.15
Net Charge-offs (%) (non-PCI)	0.24	0.20	0.09
Tangible Common Equity (%)	7.93	7.81	8.24
Efficiency Ratio** (%)	61.8	62.1	65.9
Net Purchase Accounting Income (pre-tax)	-$1.8	-$1.3	-$1.2
Pre-tax, pre-provision income (core)	$86.0	$85.2	$70.4

** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

See slides 25, and 27 for non-GAAP reconciliation

Hancock Holding Company

 Year-over-year growth in core PTPP income +22%Linked-quarter growth in core PTPP income +1%  $s in millions  On Track to Beat 2016 Core PTPP Goal  See slide 25 for non-GAAP reconciliation

 Well-Diversified Loan Portfolio  Loans totaled $16.1 billion at quarter-end, an increase of $35 million linked-quarterNet change reflects $81 million net decrease in energy-related loansNet loan growth during the quarter was in areas such as healthcare lending, equipment finance and mortgage lending; these business lines represent targeted growth areas identified as part of the company’s revenue-generating initiatives  $s in millions

 Over Half Of Our Footprint Not Impacted By Energy  Main markets impacted by energy

 Energy Portfolio Overview  Energy loans totaled $1.4 billion, or 8.7% of total loans, down $81 million linked-quarter and down $260 million from a year agoLinked-quarter change reflects approximately $141 million in payoffs and paydowns, plus approximately $5 million in charge-offs, partially offset by approximately $65 million in draws on existing lines

 Energy Portfolio Overview (cont’d)  Net decrease in outstandings of $81 million linked-quarter and a $135 million reduction in total commitments$44 million linked-quarter decrease in upstream outstandings and a $74 million reduction in total commitments $28 million linked-quarter decrease in support sector outstandings and a $51 million reduction in total commitments$9 million linked-quarter decrease in midstream sector outstandings and a $10 million reduction in total commitments  *Includes accrual and nonaccrual loans

 Energy Portfolio Overview (cont’d)

 Energy Allowance and Category Trends  Management continues to estimate that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycleCharge-offs to-date for current energy cycle (Nov ‘14 – Sept ‘16) total approximately $30 million; includes $4.4 million in 3Q16Reflects expected lag in recovery for services credits and includes the impact of the most recent SNC examinationImpact and severity will depend on overall oil prices and the duration of the cycle

 Asset Quality Measures Reflect Impact Of Energy Cycle  NPA ratio 2.06%, up 4 bps linked-quarter Nonperforming assets totaled $331 million, up $6 million from June 30, 2016Nonperforming energy loans totaled $199 million at September 30, 2016, up slightly from last quarterProvision for loan losses was $19.0 million, up $1.8 million from 2Q16Non-PCI net charge-offs totaled $9.5 million, or 24 bps, up from $7.8 million, or 20 bps, in 2Q16Energy charge-offs in the third quarter of 2016 totaled $4.4 millionCriticized commercial loans totaled $1.26 billion at September 30, 2016, up $148 million from June 30, 2016Criticized energy loans totaled $893 million at September 30, 2016, up $95 million linked-quarter

 Allowance For Loan Losses   The allowance for loan losses (ALLL) was $236.1 million (1.47%) up $10 million from $226.1 million (1.41%) linked-quarterThe allowance maintained on the non-PCI portion of the loan portfolio increased approximately $10 million linked-quarter, totaling $216.4 million, while the allowance on the FDIC acquired loan portfolio was virtually unchanged linked-quarterALLL for energy credits was $118.3 million, or 8.45%, at September 30, 2016, up 95 bps from June 30, 2016 The nonenergy ALLL is approximately $117.8 million, or 0.80%, of the nonenergy loan portfolio as of September 30, 2016, up slightly from June 30, 2016No significant impact on ALLL from August 2016 flooding in south Louisiana

 Adequate Reserve Coverage  Management believes the nonenergy allowance is adequate as: Net nonenergy charge-offs (excluding People’s First) averaged $17.5 million annualized, or 0.15% of related average loans over past 15 quartersSensitivity testing used in our PLLL/ALLL forecasts included the consumer loans and CRE loans in oil-dependent marketsWe utilize robust and conservative ALLL modeling processesALLL segmentation at a granular level by geography and productIncorporates both quantitative and qualitative components at each levelALLL model includes sensitivity testing

Securities Portfolio

- Portfolio totaled $4.8 billion, up $37 million, or 1% linked-quarter
- Yield 2.34%, down 4 bps linked-quarter
- Unrealized net gain of $44.1 million on AFS
- 51% HTM, 49% AFS
- Duration 3.78 compared to 3.39 at 6-30-16
- Premium amortization up $0.8 million linked-quarter
- Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios
- IRR modeling is based on conservative assumptions
  - Flat balance sheet
  - Loan portfolio 53% variable
    - 58% of variable loans are LIBOR-based
    - 92% of the LIBOR loans are tied to 1mo L
    - 7% of the LIBOR loans are tied to 3mo L
    - Approximately 1/3 tied to Wall Street Journal Prime
  - Modeled lag in deposit rate increases
  - Conservative % DDA attrition for certain increases in rates
- No energy-related securities in the portfolio



Securities Portfolio Mix
9/30/16
Munis
$756
16%
U.S. Agencies
and other
$75
1%
CMO
$1,154
24%
MBS
$2,814
59%



IRR Scenarios
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2.1%
2.8%
3.7%
4.6%
4.8%
5.4%
5.5%
5.4%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Hancock Holding Company

 Solid Levels Of Core Deposit Funding  Total deposits $18.9 billion, up $69 million, relatively unchanged linked-quarterNoninterest-bearing demand deposits (DDA) increased $392 millionInterest-bearing transaction and savings deposits decreased $134 millionTime deposits decreased $229 million Public fund deposits increased $40 millionFunding mix remained strongDDA comprised 40% of total period-end depositsCost of funds remained flat at 35 bps  $s in billions

Core NIM Relatively Stable

- Reported net interest margin (NIM) 3.20% down 5 bps linked-quarter
- Core NIM of 3.12% decreased 3 bps linked-quarter
- Core loan yield -3 bps impacted by interest reversals on some credits
- Yield on bond portfolio -4 bps related to increase in premium bond amortization
- Cost of funds unchanged



5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.09%
3.98%
4.02%
4.03%
3.99%
2.25%
2.30%
2.36%
2.38%
2.34%
0.30%
0.31%
0.34%
0.35%
0.35%
3Q15
4Q15
1Q16
2Q16
3Q16
Loan Yield - reported
Securities Yield - reported
Cost of Funds - reported



3.40%
3.30%
3.20%
3.10%
3.00%
2.90%
2.80%
2.70%
2.60%
2.50%
3.28%
3.21%
3.23%
3.25%
3.20%
3.15%
3.10%
3.12%
3.15%
3.12%
$168
$166
$164
$162
$160
$158
$156
$154
$152
$150
$148
$146
3Q15
4Q15
1Q16
2Q16
3Q16
Core NII
NIM - reported
NIM - core

See slide 27 for non-GAAP reconciliation

Hancock Holding Company

 Focus On Growing Core Noninterest Income Across Business Lines  Noninterest income, including securities transactions, totaled $63.0 million, down $0.7 million, or 1%, linked-quarterAmortization of the indemnification asset for FDIC covered loans totaled $1.5 million, unchanged linked-quarter; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loans (noncore)  $s in millions

 Revenue Generating Initiatives - Fees  $s in thousands

Quarterly Expenses Decreased; Remain Focused On Expense Control

- Noninterest expenses totaled $149.1 million in 3Q16, down $1.9 million, or 1%, linked quarter
- Personnel expense totaled $83.2 million, down $1.1 million, or 1%, linked-quarter
- Occupancy and equipment totaled $13.4 million, virtually unchanged linked-quarter
- Advertising expense totaled $2.9 million, up $0.2 million, or 6%, linked-quarter
- Amortization of intangibles totaled $4.9 million, down $0.1 million, or 2% linked-quarter
- Other noninterest expense decreased $0.7 million, or 1%, linked-quarter
  - Net gains on ORE dispositions exceeded ORE expense by $5.2 million compared to $0.4 million of net expense in 2Q16; management does not expect this level of ORE expense to be sustainable in future quarters; also included in other expense for the third quarter was $2.5 million related to property damage from the August 2016 flooding in south Louisiana and $4.0 million of expense related to an early contract termination

Noninterest Expense Mix 3Q16



Other (including ORE) $47.6 32%
Amortization of intangibles $4.9 3%
Equipment $3.3 2%
Occupancy $10.1 7%
Personnel $83.2 56%



Millions
$158
$156
$154
$152
$150
$148
$146
$144
$142
$140
$150.9
$1.1
$0.1
$0.2
$0.1
$0.7
$149.1
2Q16 Noninterest Expense
Personnel
Occupancy & Equipment
Advertising
Amortization of Intangibles
Other Operating Expense (inc. ORE)
3Q16 Noninterest Expense
$s in millions

Hancock Holding Company

Solid Capital Levels

- TCE ratio 7.93%, up 12 bps linked-quarter
  - Balance sheet change -2 bps
  - Tangible earnings +23 bps
  - OCI & other, net -1 bps
  - Dividends -8 bps
- Will continue to manage capital in the best interest of the Company and its shareholders through the prolonged energy cycle
  - Top priorities are funding organic growth and maintaining quarterly dividends
  - Stock buyback and M&A remain on hold
  - No shares repurchased during the third quarter of 2016



Capital Ratios
15%
10%
5%
3Q15
4Q15
1Q16
2Q16
3Q16e
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

	Tangible Common Equity Ratio	Leverage (Tier 1) Ratio	Tier 1 Risked-Based Capital Ratio	Total Risk-Based Capital Ratio
September 30, 2016	7.93%	8.36%(e)	10.11%(e)	12.18%(e)
June 30, 2016	7.81%	8.22%	9.94%	11.96%
March 31, 2016	7.69%	8.14%	9.69%	11.75%
December 31, 2015	7.62%	8.55%	9.96%	11.86%
September 30, 2015	8.24%	8.85%	10.56%	12.32%

Hancock Holding Company

Near-Term Outlook  See slides 26 and 27 for non-GAAP reconciliation

 Appendix/Non-GAAP Reconciliations

 Appendix: EPS Calculation  See Note 13 in the most recent 10K for more details on the two-class method for E.P.S. calculation.

 Appendix: Core Pre-Tax, Pre-Provision Reconciliation

 Appendix: Core Revenue Reconciliation

 Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation

 Appendix: Core Revenue

 Appendix: Operating Expense (excl nonoperating items)

 Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  Appendix: Purchase Accounting Impact/Trend  *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.  $s in millions

 Appendix: Historical Energy Data  $s in millions  Energy Outstandings by Type  $1,724  $1,674  $1,669  $1,660  $1,580  $1,633

 Appendix: Glossary of Terms  LPO – Loan production officeLQA- Linked-quarter annualizedM&A – Mergers and acquisitionsNII – Net interest income NIM – Net interest marginNPA – Nonperforming assetsO&G – Oil and gasORE – Other real estatePAA – Purchase accounting adjustments, including loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangiblesPCI – Purchased credit impairedPTPP – Pre-tax, pre-provisionRBL – Reserve-based lendingROA – Return on average assetsRR – Risk ratingSNC – Shared National CreditTCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets)TE- Taxable equivalent (calculated using a federal income tax rate of 35%)Y-o-Y – Year over year  3Q16 – Third quarter of 20162Q16 – Second quarter of 2016AFS – Available for saleALLL – Allowance for loan and lease lossesAnnualized – Calculated to reflect a rate based on a full yearCore – Excluding purchase accounting items and nonoperating itemsCore Loan Yield – Interest income (TE) on loans excluding purchase accounting loan income, annualized, divided by average loansCore NIM – Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assetsCore Revenue – Net interest income (TE) plus noninterest income excluding purchase accounting adjustments for both categoriesCurrent Energy Cycle – Refers to the energy cycle beginning in November of 2014 through the most recent quarter endDDA – Noninterest-bearing demands deposit accountsE&P – Exploration and Production (Oil & Gas)Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.EOP- End of periodEPS – Earnings per shareHTM – Held to maturityIRR – Interest rate riskLinked-quarter – current quarter compared to previous quarter

 Click To Edit Master Title Style  10/19/2016  Third Quarter 2016Earnings Conference Call